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                                                                    EXHIBIT 5.2




                     [LETTERHEAD OF SIROTE & PERMUTT, P.C.]








                                  June 19, 2001



MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
LEGG MASON WOOD WALKER, INCORPORATED

c/o      Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         4 World Financial Center
         250 Vesey Street
         New York, New York  10080


               Re: Colonial Properties Trust - 9.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest

Ladies and Gentlemen:

     We have acted as special Alabama counsel to Colonial Properties Trust, an Alabama real estate investment trust (the "COMPANY"), in connection with the issuance and sale of 2,000,000 shares (the "SHARES") of the Company's 9.25% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (the "SERIES C PREFERRED SHARES"), pursuant to the terms of the Underwriting Agreement dated June 14, 2001 among the Company, Colonial Realty Limited Partnership (the "OPERATING PARTNERSHIP"), and you (the "AGREEMENT") and the Terms Agreement dated June 14, 2001 among the Company, the Operating Partnership, and you (the "TERMS AGREEMENT"). This opinion letter is furnished to you pursuant to the requirements set forth in Section 5(b)(5) of the Agreement in connection with the Closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Agreement shall have the meanings set forth in the Agreement, unless otherwise defined herein.

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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Legg Mason Wood Walker, Incorporated
June 19, 2001
Page 2


     In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth as paragraphs (1) through (12) below (the "OPINIONS"), we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "DOCUMENTS"):

     1. Executed copies of the Agreement and the Terms Agreement (collectively, the "OPERATIVE DOCUMENTS").

     2. The Registration Statement on Form S-3 (No. 333-38613) filed with the Securities and Exchange Commission (the "COMMISSION") on October 23, 1997, as amended on November 20, 1997, for the registration of one or more series of (i) unsecured debt securities, (ii) preferred shares of beneficial interest, (iii) common shares of beneficial interest, $.01 par value share, and (iv) warrants exercisable for Common Shares, with an aggregate public offering price of up to $297,406,250 under the 1933 Act (the "REGISTRATION STATEMENT").

     3. The final Prospectus dated June 14, 2001 and the related Prospectus Supplement thereto dated June 14, 2001, as filed pursuant to Rule 424(b)(5) under 1933 Act (collectively, the "PROSPECTUS").

     4. A copy of an order of the Commission, issued by the staff of the Commission and dated November 21, 1997, declaring the Registration Statement effective as of November 21, 1997.

     5. The Declaration of Trust of the Company, as certified by the Secretary of State of the State of Alabama (the "ALABAMA SECRETARY OF STATE") on June 15, 2001 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     6. The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     7. The Certificate of Limited Partnership of the Operating Partnership, as certified by the Secretary of State of the State of Delaware (the "DELAWARE SECRETARY OF STATE") on June 14, 2001 and as certified by the Secretary of the Company, as the general partner of the Operating Partnership, on the date hereof as being complete, accurate and in effect.

     8. The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 19, 1999, as amended

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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Legg Mason Wood Walker, Incorporated
June 19, 2001
Page 3


through the Fifth Amendment thereto (the "PARTNERSHIP AGREEMENT"), as certified by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate and in effect.

     9. The Second Certificate of Limited Partnership of Colonial Properties Services Limited Partnership (the "MANAGEMENT PARTNERSHIP"), as certified by the Delaware Secretary of State on June 14, 2001 as being complete, accurate and in effect.

     10. The Agreement of Limited Partnership of the Management Partnership, dated August 8, 1993 (the "MANAGEMENT PARTNERSHIP AGREEMENT"), as certified by the Secretary of the Company, as general partner of Operating Partnership, as general partner of the Management Partnership, on the date hereof as being complete, accurate and in effect.

     11. The Bylaws of Colonial Properties Services, Inc. (the "MANAGEMENT CORPORATION"), as certified by the Secretary of the Management Corporation on the date hereof as being complete, accurate and in effect.

     12. The Articles of Incorporation of the Management Corporation, as certified by the Secretary of the Management Corporation on the date hereof as being complete, accurate and in effect.

     13. A certificate from the Alabama Secretary of State, dated June 15, 2001, certifying that the Company is a real estate investment trust duly formed in Jefferson County, Alabama, on August 21, 1995 and has not been dissolved.

     15. A certificate from the Alabama Secretary of State, dated June 15, 2001, certifying that the Management Corporation was incorporated in Montgomery County, Alabama on September 9, 1993 and has not been dissolved.

     17. A certificate from the Alabama Secretary of State, dated June 15, 2001, certifying that the Operating Partnership is duly registered as a foreign limited partnership in the State of Alabama.

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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Legg Mason Wood Walker, Incorporated
June 19, 2001
Page 4


     18. A certificate from the Alabama Secretary of State dated June 15, 2001, certifying that the Management Partnership is duly registered as a foreign limited partnership in the State of Alabama.

     19. A certificate from the Delaware Secretary of State, dated June 14, 2001, certifying that the Operating Partnership is duly formed under the laws of the State of Delaware and was in good standing and had legal existence as of such date.

     20. A certificate from the Secretary of State of the State of Florida (the "FLORIDA SECRETARY OF STATE"), dated June 15, 2001, certifying that the Operating Partnership was authorized to transact business in the State of Florida as of such date.

     21. A certificate from the Secretary of State of the State of Georgia (the "GEORGIA SECRETARY OF STATE") dated June 15, 2001, certifying that the Operating Partnership was in existence or authorized to transact business in the State of Georgia as of such date.

     22. A certificate from the Delaware Secretary of State, dated June 14, 2001, certifying that the Management Partnership is duly formed under the laws of the State of Delaware and was in good standing and had legal existence as of such date.

     23. A certificate from the Florida Secretary of State, dated June 15, 2001, certifying that the Management Partnership was authorized to transact business in the State of Florida as of such date.

     24. A certificate of certain officers of the Company and the Management Corporation as to certain facts relating to the Company and the Management Corporation.

     25. Certain resolutions of the Board of Trustees of the Company adopted at a meeting duly held on October 23, 1997 relating to authorization of issuance of preferred shares of beneficial interest of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     26. Certain resolutions of the Pricing Committee of the Board of Trustees of the Company adopted by written consent of the sole member on June 14, 2001, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, authorization of the Operative Documents and arrangements in connection therewith and the issuance of the Shares on the terms set forth in the Terms Agreement.

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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Legg Mason Wood Walker, Incorporated
June 19, 2001
Page 5


     27. A specimen stock certificate for the Series C Preferred Shares.

     28. Resolutions of the Company's Board of Trustees relating to prior issuances of Common Shares, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     29. Certain resolutions of the Board of Trustees of the Management Corporation adopted on September 9, 1993 by unanimous written consent regarding prior issuances of shares of common stock of the Management Corporation, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

     In reaching the opinions set forth below, we have also assumed, and to the best of our knowledge there are no facts inconsistent with, the following:

     a. Each of the parties (other than the Company and the Operating Partnership) (the "OTHER PARTIES") to the Operative Documents has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Operative Documents.

     b. Each of the obligations of the Other Parties set forth in the Operative Documents is legal, valid and binding.

     c. Each of the Other Parties is validly existing and in good standing in all necessary jurisdictions.

     d. Each of the Other Parties to the Operative Agreements has duly authorized the agreements to which they are a party.

     e. Each of the Other Parties to the Operative Agreements has duly executed and delivered the agreements to which they are a party.

     f. The Operative Documents constitute a valid and binding obligation of each of the Other Parties, enforceable against each such party in accordance with its terms.

     g. There has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Operative Documents.

     h. No fraud exists with respect to any of the matters relevant to the opinions expressed herein, although we have no reason to believe that there exists any fraud which would render invalid the opinions expressed below.

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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Legg Mason Wood Walker, Incorporated
June 19, 2001
Page 6


     i. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original Documents. All signatures on all Documents submitted to us for examination are genuine, and all public records reviewed or relied upon by us are accurate and complete.

     j. There are no oral or written modifications of or amendments to the Documents and there has been no waiver of any of the provisions of the Documents, by actions or conduct of the parties or otherwise.

     k. The certifications (of public officials, governmental agencies and departments and corporate officers) and statements of fact, on which we are relying, are accurate, complete and authentic, and we have made no independent investigations thereof.

     In addition, we note that the Operative Documents specify that they are governed by the laws of the State of New York, but at your request, where applicable, we have assumed for purposes of the Opinions that the Operative Documents are governed by the laws of the State of Alabama.

     Based on our review of the foregoing and subject to the assumptions, limitations, and qualifications set forth herein, it is our opinion that, as of the date of this letter:

     (1) The Company has been duly organized and is validly existing as a real estate investment trust under the laws of the State of Alabama.

     (2) The Management Corporation was incorporated and is validly existing under the laws of the State of Alabama.

     (3) Each of the Operating Partnership and the Management Partnership was formed and is validly existing as a partnership under the laws of the State of Delaware as of the dates of the respective certificates specified in such opinion. Each of the Operating Partnership and the Management Partnership is in good standing under the laws of the State of Delaware as of the dates of the respective certificates specified in such opinion. Based solely on certificates of public officials, each of the Operating Partnership and the Management Partnership is registered to do business in Alabama.

     (4) Each of the Company and the Management Corporation has full trust or corporate power to own, lease or operate the Properties and to conduct its business as described in the Prospectus. The Management Partnership has the partnership power and partnership authority under its partnership agreement and the

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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Legg Mason Wood Walker, Incorporated
June 19, 2001
Page 7


Delaware Revised Uniform Limited Partnership Act (the "DELAWARE ACT") to conduct its business as described in the Prospectus. The Operating Partnership has the partnership power and partnership authority under the Agreement of Limited Partnership and the Delaware Act to own, lease and operate the Properties and to conduct its business as described in the Prospectus.

     (5) Except as set forth in the Prospectus, to such counsel's knowledge, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Underwritten Securities pursuant to the Company's declaration of trust or the Company's Bylaws or any agreement or other instrument to which the Company is a party.

     (6) Each of the Agreement, the applicable Terms Agreement and the Delayed Delivery Contracts, if any, has been duly authorized, executed and delivered on behalf of the Company.

     (7) The Agreement has been duly authorized, executed and delivered by the Operating Partnership.

     (8) The issuance and sale of the Shares being sold pursuant to the Agreement and the Terms Agreement on the date hereof have been duly and validly authorized by all necessary corporate action on the part of the Company, and such Shares, when issued and delivered by the Company in accordance with the provisions of the Agreement against payment of the consideration set forth in the Terms Agreement, will be validly issued, fully paid and non-assessable.

     (9) The relative rights, preferences, interests and powers of the Series C Preferred Shares are as set forth in the Company's Declaration of Trust, and all such provisions are valid under Alabama law.

     (10) The statements contained in the Prospectus under the heading "Description of Common Shares of Beneficial Interest," insofar as they describe Alabama statutory law governing real estate investment trusts organized under the laws of the State of Alabama, constitute a fair summary thereof.

     (11) The relative rights, preferences, interests and powers of the Shares conform in all material respects to the descriptions thereof contained in the Prospectus under the captions "Description of Series C Preferred Shares" and "Description of Preferred Shares of Beneficial Interest." The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements under the laws of the State of Alabama.

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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Legg Mason Wood Walker, Incorporated
June 19, 2001
Page 8


     (12) The execution, delivery and performance as of the date hereof by the Company and the Operating Partnership of the Underwriting Agreement and the Terms Agreement, do not (i) violate the provisions of the declaration of trust, articles of incorporation, charter, partnership agreement or by-laws of the Company, the Operating Partnership, the Management Partnership or the Management Corporation, or (iii) to such counsel's knowledge, violate any order, statute, rule or regulation of any Alabama court or Alabama governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of the Properties. Except for the registration of the Underwritten Securities under the 1933 Act and such filings, consents, approvals, authorizations, registrations or qualifications as have been made or obtained prior to the date of such counsel's opinion, or may be required under the 1934 Act, the 1940 Act and applicable state securities laws (as to which such counsel need not express an opinion) in connection with the purchase and distribution of the Underwritten Securities, no consent, approval, authorization or order of, or filing or registration with, any Alabama court or Alabama governmental agency or body is required to be obtained or made by the Company for the execution, delivery and performance of the Underwriting Agreement and the applicable Terms Agreement by the Company and the Operating Partnership, and the consummation of the transactions contemplated thereby.

     The opinions expressed in this letter are made subject to the following limitations and qualifications:

     (a) In basing the opinions and other matters set forth herein on "our knowledge," the words "our knowledge" signify that, in the course of our representation of the Company in matters with respect to which we have been engaged by the Company as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words "our knowledge" and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have recently worked on matters on behalf of the Company.

     (b) In rendering the foregoing opinions, we have relied as to factual matters, without independent investigation, upon the representations, warranties and certifications made by the Company and the Operating Partnership in or pursuant to the Operative Documents.

     (c) The opinions set forth herein as to enforceability are subject to and are limited by (i) any applicable fraudulent conveyance or fraudulent transfer laws and applicable bankruptcy, insolvency, receivership, moratorium, reorganization or other laws and legal principles of general application affecting the rights and remedies of

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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Legg Mason Wood Walker, Incorporated
June 19, 2001
Page 9


creditors generally, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) principles of public policy.

     (d) We express no opinion as to (x) whether a court would grant specific performance or any other equitable remedy with respect to enforcement of any provision of the Operative Documents, or (y) the enforceability of any provisions of the Operative Documents to the extent that such provisions (i) purport to sever unenforceable provisions from the Operative Documents, (ii) relate to delay or omission of enforcement of remedies or (iii) purport to establish evidentiary standards.

     (e) We neither express nor imply any opinion as to the enforceability of those provisions of the Operative Documents which purport (i) to release, exculpate or exempt a party from or require indemnification of a party for liability for its own action or inaction; (ii) to establish an exclusive forum for the resolution of disputes or enforcement of the Operative Documents; (iii) to limit the availability of a remedy under certain circumstances where another remedy has been elected; or (iv) to grant a right of indemnification or right of contribution against the Company or any other person to the extent that such provision is sought to be enforced with respect to a loss or liability arising from an action or omission by a party seeking to enforce such provision which involves the negligence or misconduct of, or a violation of law by, such party.

     (f) The foregoing opinions are limited to the laws of the State of Alabama, and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Alabama, as to federal or state laws regarding fraudulent transfers, or as to the statutes, rules or regulations of any political subdivision of the State of Alabama. To the extent that any matter as to which our opinion is expressed herein would be governed by any other jurisdiction other than the State of Alabama, we do not express any opinion on such matters.

     This opinion speaks to the law as in effect on the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion letter has been prepared solely for your use in connection with the Closing under the Agreement on the date hereof, and should not be relied upon by, quoted in any manner to, delivered to any other person or entity, or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this Firm. Hogan & Hartson L.L.P., general legal counsel to the Company, may rely on this opinion solely for the purpose of


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Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Legg Mason Wood Walker, Incorporated
June 19, 2001
Page 10


rendering their respective opinions to you with respect to the matters specified in Sections 5(b)(1) of the Agreement.

                                    Very truly yours,

                                    /s/ SIROTE & PERMUTT, P.C.
                                    --------------------------
                                    SIROTE & PERMUTT, P.C.